Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, April 29, 2005 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED March 31, 2005.  UNITHOLDERS OF RECORD ON May 13, 2005, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $5,693,423.33 OR $0.90372 PER UNIT PAYABLE May 31, 2005.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	66,400	—	$44.65	—

NET PROFITS ROYALTIES	42,110	353,718	$38.88	$5.83

Contact:

SANTA FE ENERGY TRUST

JPMORGAN CHASE BANK, N.A., TRUSTEE

MIKE ULRICH

700 LAVACA

AUSTIN, TX 78701

(512) 479-2562